Exhibit 99.2

Net Interest Income [1,2]


$25,000
$20,000
$15,000
$10,000
$5,000
$0
$ in millions
3.50%
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
3.04%
2.62%
2.93%
2.77%
2.72%
2.69%
$14,370
$14,070
$13,197
$12,717
$12,709
$10,591
$12,884
$12,148
$11,672
$11,559
4Q09
1Q10
2Q10
3Q10
4Q10
Core NII
Market-based NII
NII on securitized card receivables
Managed net interest yield
Reported net interest yield

Commentary vs. 3Q10

- Net interest income was flat and the net interest yield declined 3 bps to 2.69%
  - NII was reduced as a result of
    - Reduced yields on the discretionary portfolio ($450M)
    - Lower consumer loan balances excluding residential mortgages ($175M)
  - But benefited from:
    - Increased discretionary portfolio levels of securities and residential mortgages ($250M)
    - Hedge income ($250M)
    - Reduced long-term debt ($125M)
- On track to meet goal of 15 to 20% long-term debt reductions relative to 3Q10 by end of 2011 and longer term goal of $150 to $200B by the end of 2013
- Expect NII in 1H11 to be below 4Q10 level before stabilizing near mid-year 2011

[1] Fully taxable-equivalent basis.
[2] Periods prior to January 1, 2010 are presented on a managed basis and assume that credit card loans that were securitized were not sold and earnings on these loans are presented in a manner similar to the way loans that have not been sold (i.e., held loans) were presented. See page 50 for adjustments made.

Representations and Warranties

Liability for Representations and Warranties

($ in millions)	4Q09	1Q10	2Q10	3Q10	4Q10
Beginning Balance	$3,570	$3,507	$3,325	$3,939	$4,402
Provision	516	526	1,248	872	4,140
Charge-offs	(591)	(718)	(642)	(415)	(3,028)
Other Activity	12	10	8	6	(76)
Ending Balance	$3,507	$3,325	$3,939	$4,402	$5,438

Outstanding Claims by Counterparty

($ in millions)	4Q09	1Q10	2Q10	3Q10	4Q10
GSEs	$3,284	$4,094	$5,624	$6,819	$2,821
Monolines	2,944	3,169	4,114	4,304	4,799
Other	1,371	1,575	1,428	1,825	3,067[1]
Total	$7,600	$8,838	$11,166	$12,949	$10,687

New Claims Trends

($ in millions)	4Q09	1Q10	2Q10	3Q10	4Q10	Mix
Pre 2005	$49	$143	$125	$147	$455	4%
2005	254	362	710	589	957	14%
2006	601	867	1,276	1,442	2,105	31%
2007	1,209	1,805	2,329	1,664	1,775	43%
2008	168	204	278	320	351	6%
Post 2008	20	36	47	56	105	1%
New Claims	$2,301	$3,416	$4,765	$4,219	$5,748	
% GSEs	*89%*	*84%*	*77%*	*82%*	*57%*	
Rescinded Claims	$914	$1,050	$1,592	$1,531	$4,106	
Approved Repurchases	$1,286	$1,204	$855	$1,005	$3,934	
Outstanding Claims	$7,600	$8,838	$11,166	$12,949	$10,687	
% GSEs	*43%*	*46%*	*50%*	*53%*	*26%*	

- 74% of new claims over the past year were from 2006 & 2007 vintages

Commentary

- 4Q10 representations and warranties provision of $4.1B increased as the current quarter included $3.0B in provision relating primarily to the impact of previously announced agreements with GSEs
- $8.0B of claims were resolved during the quarter, including $4.9B as part of the GSE agreements, leading to an overall $2.3B reduction in claims
  - Monoline claims outstanding continue to grow as the monolines continue to submit claims and are generally unwilling to withdraw claims despite evidence refuting the claims
  - $1.9B in claims were received during the quarter from whole loan and private label securitization investors substantially related to 2005 through 2007 origination vintages[1]
- Increase in rescissions and approvals in 4Q10 was substantially impacted by the previously announced agreements with the GSEs

[1] Includes $1.7B in claims contained in communications from private label securitizations investors that do not have the right to demand repurchase of loans directly or the right to access loan files. The inclusion of these claims in the amounts noted does not mean that we believe these claims have satisfied the contractual threshholds to direct the securitization trustee to take action or are otherwise procedurally or substantively valid.

Non-GSE Experience – 2004-2008 Originations

• From 2004 through 2008, $963B of loans were sold into private label securitizations or through whole loan sales

Origination Issuer Originations by Product

74% originated through Countrywide 31% were prime originations

10% originated through legacy BAC 18% were Alt-A

7% originated through legacy Merrill Lynch 16% were pay option prime originations

9% originated through other legacy firms 26% were subprime originations

9% were second lien originations

• Repurchase claims activity through December 31, 2010:

$13.7B of repurchase claims received on 2004-2008 vintages

• $5.6B in claims from monoline insurers

• $5.7B in claims from whole loan buyers

• $1.7B in demands from private label securitization investors who do not have the contractual right to demand repurchase of loans directly 1

• $800M in claims from one counterparty submitted prior to 2009

$6.0B of resolved repurchase claims on 2004-2008 vintages

• $800M resolved with monolines; 15% were rescinded (mostly second lien)

• $5.2B resolved with private investors; 59% were rescinded

$7.7B repurchase claims remain outstanding on the 2004-2008 vintages

• $4.1B have been reviewed and declined for repurchase

• $1.7B in demands from private label securitization investors who do not have the contractual right to demand repurchase of loans directly 1

Repurchase losses of $1.7B

• $630M related to monolines

• $1.1B with private investors

• Experience to date reflects:

22.4% of loans sold have defaulted or are severely delinquent

• 58% ($126B) of defaulted or severely delinquent loans made at least 25 payments prior to default or delinquency

– Not all defaulted or severely delinquent loans will be repurchased

– Significant differences between GSE and private label representations and warranties deal terms (slide 21)

1The inclusion of these claims in the amounts noted on slide 19 does not mean that we believe these claims have satisfied the contractual threshholds to direct the securitization trustee to take action or are otherwise procedurally or substantively valid

Key Private Label Differences in

Representations and Warranties (vs. GSEs)

Significant aspects of private label transactions that differ from GSE sales are summarized below:

General Compliance General representation of material compliance with underwriting guidelines (which permits exceptions)

Fraud Virtually all deals do not contain a representation that there has been no fraud or material misrepresentation by borrower or third party

Acceptable Investment No representation that the mortgage is of investment quality

Materiality Many representations include materiality qualifiers

Causation Breach of representation must materially and adversely affect certificate holders’ interest in the loan

Disclosure Offering documents included extensive disclosures including detailed risk factors, description of underwriting practice and guidelines, and loan attributes.

Claim Presentation Rights Only parties to the Pooling and Servicing Agreement (PSA ) (e.g., the Trustee) can bring such repurchase claims; certificate holders cannot bring claims directly. 25% of each tranche of certificate holders generally required in order to direct trustee to review loan files for potential claims. Investors must bear costs of Trustee’s loan file review.

Liability for Repurchase Repurchase liability, generally limited to seller

Government Sponsored Enterprise (GSE) Experience – 2004-2008 Originations

• From 2004 through 2008, $1.1T of loans sold directly to GSEs

• Recent agreement with Freddie Mac for $1.28B extinguishes outstanding and potential mortgage repurchase and make-whole claims arising out of any alleged breaches of selling representations and warranties related to loans sold by legacy Countrywide to Freddie Mac through 2008

• Recent agreement with Fannie Mae for $1.52B substantially resolves the existing pipeline of repurchase and make-whole claims outstanding as of September 20, 2010, arising out of alleged breaches of selling representations and warranties related to loans sold by legacy Countrywide to Fannie Mae

• We believe the remaining representations and warranties exposure for loans sold directly to the GSEs has been addressed as a result of these agreements and the associated adjustments to the accrued liability for representations and warranties

– Based on the models derived from the historical GSE experience, we believe we are 70 to 75% through the receipt of GSE repurchase claims

– Our liability for GSEs fully reflects claims received as well as an estimate of claims still expected

– The liability assumes no material changes in experience with GSEs, home prices, or other factors

• Preliminary estimates of repurchase claims as of 12/31/10 reflect:

$21.6B of repurchase claims received on 2004-2008 vintages

$18.2B of resolved repurchase claims on 2004-2008 vintages with loss experience of 27% of resolved claim requests 1

• Experience to date reflects:

Slightly less than 10% of loans sold have defaulted or are severely delinquent

Collateral loss severity rate on approved repurchases of approximately 45—55%

• 55% of delinquent or defaulted loans made at least 25 payments prior to default or delinquency

1 Claims resolved and the loss rate exclude $839M in claims extinguished as a result of the agreement with Freddie Mac due to the global nature of the agreement and, specifically, the absence of a formal apportionment of the agreement amount between current and future claims.

GSE Experience – 2004-2008 Originations

($ in billions)

	Legacy Originator				Government Sponsored Enterprise Mix			
	Countrywide	Other	Total		Freddie Mac	Fannie Mae	Total	
Original Funded Balance	$ 846	$ 272	$ 1,118		$ 292	$ 826	$ 1,118	
Less:								
Principal Payments	406	133	539		127	412	539	
Defaults	31	3	34		7	27	34	
Outstanding Balance 12/31/10	$ 409	$ 136	$ 545		$ 158[1]	$ 387	$ 545	
Outstanding Delinquent > 180 days	$ 59	$ 14	$ 73		$ 21	$ 52	$ 73	
Defaults + Severely Delinquent (principal at risk)	$ 90	$ 17	$ 107		$ 28	$ 79	$ 107	
Payments made prior to delinquency:								
Less than 13			$ 16	15%			$ 16	15%
13-24			32	30%			32	30%
25-36			33	31%			33	31%
greater than 36			26	24%			26	24%
Outstanding GSE pipeline on representations and warranties claims								
As of 9/30/10 (all vintages)			$ 6.8		$ 1.6	$ 5.2	$ 6.8	
As of 12/31/10 (all vintages)			$ 2.8		$ 0.6	$ 2.2	$ 2.8[2]	
Cumulative representations and warranties losses 2004-2008								
Prior to Agreements as of 12/31/10			$ 3.5		$ 1.8	$ 1.7	$ 3.5	
Agreements			$ 2.8		$ 1.3	$ 1.5	$ 2.8	

[1] Includes approximately $112B in outstanding balances that were originated by Countrywide from 2004-2008 and covered by the Freddie Mac agreement. The agreement covered $127B in unpaid principal balances for all periods.

[2] Includes approximately $832M of missing document claims in the process of being cured.

Non-Government Sponsored Enterprise (GSE) Experience – 2004-2008 Originations

($ in billions)

	Principal Balance					Principal at Risk			
Entity	Original Principal Balance	Outstanding Principal Balance 12/31/10	Outstanding Principal Balance > 180 Days Past Due	Defaulted Principal Balance	Principal at Risk	Borrower Made < 13 Payments	Borrower Made 13 to 24 Payments	Borrower Made 25 to 36 Payments	Borrower Made > 36 Payments
Bank of America	$ 100	$ 34	$ 4	$ 3	$ 7	$ 1	$ 2	$ 2	$ 2
Countrywide	716	293	86	80	166	24	46	49	47
Merrill Lynch	65	22	7	10	17	3	4	3	7
First Franklin	82	23	7	19	26	4	6	4	12
Total [1,2,3]	$ 963	$ 372	$ 104	$ 112	$ 216	$ 32	$ 58	$ 58	$ 68

	Principal Balance					Principal at Risk			
Product	Original Principal Balance	Outstanding Principal Balance 12/31/10	Outstanding Principal Balance > 180 Days Past Due	Defaulted Principal Balance	Principal at Risk	Borrower Made < 13 Payments	Borrower Made 13 to 24 Payments	Borrower Made 25 to 36 Payments	Borrower Made > 36 Payments
Prime	$ 302	$ 124	$ 16	$ 11	$ 27	$ 2	$ 6	$ 8	$ 11
Alt-A	172	82	22	21	43	6	12	13	12
Pay option	150	65	31	20	51	5	15	17	14
Subprime	245	82	36	43	79	16	19	17	27
Home Equity	88	18	-	16	16	2	5	5	4
Other	6	1	(1)	1	-	0	0	0	0
Total	$ 963	$ 372	$ 104	$ 112	$ 216	$ 32	$ 58	$ 58	$ 68

[1] Includes $186B of original principal balance related to transactions with monoline participation.
[2] Excludes transactions sponsored by Bank of America and Merrill Lynch where no representations were granted.
[3] Includes exposures on third party sponsored transactions related to legacy entity originations.